Exhibit 99.1

Press Release

UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC. REPORTS

FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED JANUARY 3, 2021

SARASOTA, FL, April 1, 2021 (GLOBAL NEWSWIRE)—Uniroyal Global Engineered Products, Inc. (OTCQB:UNIR) today reported its financial results for the Fiscal Year Ended January 3, 2021.

Financial Summary

•	Net Sales of $60,218,355 decline 33.9% from prior year; increase 10.0% versus previous quarter

•	Net Loss was $1,223,626

•	Loss per Common Share was $1.19

Overview

Comparisons of fiscal year 2020 to fiscal year 2019 seem like a somewhat meaningless exercise as fiscal year 2020 was so negatively impacted by COVID-19. For Fiscal 2020, Net Sales declined 33.9% from Fiscal 2019, the Net Loss for the year was $1,223,626 and the Loss per Common Share was $1.19. Of more relevance is that since the second quarter of Fiscal 2020, sales have been on an upward track, sequentially increasing sharply for the third quarter and again in the fourth quarter. While our overall sales are still below the quarters of the prior year, we are encouraged by the trends we have been experiencing recently.

As we look to Fiscal 2021, we still cannot opine that our business has normalized. More of our major customers are tracking for improved sales of late, but the economic and socioeconomic outlook remains uncertain. Nonetheless, we remain steadfast in our efforts to reduce costs at all of our operations with the objective that when things do normalize, we will show marked financial improvement.

Net Sales

Net Sales for Fiscal 2020 were $60,218,355 compared to $91,136,244, a decline of 33.9%. Although we did not achieve the sales levels of the prior year, we experienced sequential growth in both the third and fourth quarters of Fiscal 2020. Our Automotive sector, which accounted for 59.6% of overall Net Sales, declined 39.3% as compared to Fiscal 2019 and our Industrial sector, which accounted for 40.4% of our overall Net Sales, declined 23.9%. In Fiscal 2019, Net Sales by product sector were 64.9% Automotive and 35.1% Industrial.

More than 50% of the overall decline in Net Sales occurred in the second quarter of Fiscal 2020 when the world was virtually shut down due to COVID-19. Since then, sales have been steadily improving and, although in the fourth quarter of Fiscal 2020 Net Sales declined 14.9% versus the prior year, it was much improved as compared to declines of 70.0% and 31.1% in the second and third quarters of Fiscal 2020, respectively. Our Automotive sector has steadily shown quarter-to-quarter improvement, particularly in our U.K. operations which accounted for approximately 74% of our total Fiscal 2020 Automotive sales.

Our Industrial sector declined 23.9% for Fiscal 2020 to $24,312,051 versus $31,958,480 for the preceding prior year period. Our U.S. operations comprised 86.9% of the Net Sales for the Industrial sector in Fiscal 2020. Seating applications for the recreational outdoor vehicle markets and off-the-road equipment manufacturers held up well in Fiscal 2020 although still recording a decline versus the prior year. Our principal short-falls occurred in markets that serve the healthcare and hospitality sectors, the latter of which was particularly negatively impacted by COVID-19 due to major shutdowns of restaurants and other social venues. We expect this business to improve as locations begin to reopen.

Net (Loss) Income

Net Loss for Fiscal 2020 was $1,223,626 versus Income of $961,423 for Fiscal 2019. The biggest drain on comparisons and profitability was the contraction of Gross Profit margins which were 12.9% in Fiscal 2020 versus 16.4% in Fiscal 2019. Lower production levels due to reduced sales as a result of the impact of COVID-19 lead to higher throughput costs as compared to the prior year. As we move into Fiscal 2021, implemented cost reduction programs along with higher sales volumes should bolster gross profit margins.

Operating Expenses for Fiscal 2020 were below the prior year. Some of the reduction in Operating Expenses versus last year (a decline of $1.6 million or 12.8%) were a result of lower sales, particularly Selling Expenses, but expense reduction programs continue to be a strong focus of the Company. Partially offsetting the decline in Operating Expenses was an increase in General and Administrative Expenses, primarily due to nonrecurring costs. These nonrecurring costs included consulting fees for efforts associated with additional financings to increase the Company’s liquidity and a charge relating to a legal proceeding in the U.K.

Net Loss Allocable to Common Shareholders

Net Loss Allocable to Common Shareholders was $4,433,467 or $1.19 loss per common share versus a loss of $2,165,073 or $0.58 loss per common share. The loss per common share is after an expense for preferred stock dividends. Payment for such dividends was deferred for all of Fiscal 2020 and for the fourth quarter of Fiscal 2019 to preserve cash and provide additional liquidity.

Weighted average shares outstanding were 3,736,006 for Fiscal 2020 and 3,736,742 for Fiscal 2019.

All share and per share results reflect the one-for-five reverse stock split effective as of February 24, 2020.

For further details, see the Company’s Form 10-K filed on April 1, 2021.

About Uniroyal Global Engineered Products, Inc.

Uniroyal Global Engineered Products, Inc. (UNIR) is a leading manufacturer of vinyl-coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Uniroyal Global Engineered Products, Inc.’s revenue in 2020 was derived 59.6% from the automotive industry and approximately 40.4% from the recreational, industrial, indoor and outdoor furnishings, hospitality and healthcare markets. Our primary brand names include Naugahyde®, BeautyGard®, Flame Blocker™, Spirit Millennium®, Ambla®, Amblon®, Velbex®, Cirroflex®, Plastolene® and Vynide®.

Forward-Looking Statements:

Except for statements of historical fact, certain information contained in this press release constitutes forward-looking statements, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “should,” “planned,” “estimated” and “potential” and words of similar import, as well as all references to the future. These forward-looking statements are based on Uniroyal Global Engineered Products, Inc.’s current expectations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company´s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company´s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company´s business include, but are not limited to, the following: uncertainties relating to economic conditions, uncertainties relating to customer plans and commitments, the pricing and availability of equipment, materials and inventories, currency fluctuations, technological developments, performance issues with suppliers, economic growth, delays in testing of new products, the Company’s ability to successfully integrate acquired operations, the Company’s dependence on key personnel, the Company’s ability to protect its intellectual property rights, the effectiveness of cost-reduction plans, rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Uniroyal Global Engineered Products, Inc. Public Relations:

TTC Group, Inc.

Vic Allgeier, 646-290-6400

vic@ttcominc.com

Uniroyal Global Engineered Products, Inc.

Consolidated Balance Sheets

ASSETS	January 3, 2021 (1)	December 29, 2019
CURRENT ASSETS
Cash and cash equivalents	$1,656,882	$513,588
Accounts receivable, net	10,114,819	11,662,325
Inventories, net	17,952,850	19,116,542
Other current assets	1,841,153	930,015
Related party receivable	907	-
Total Current Assets	31,566,611	32,222,470

PROPERTY AND EQUIPMENT, NET	18,491,122	19,103,319
OPERATING LEASE RIGHT-OF-USE ASSETS	6,242,736	6,607,963

OTHER ASSETS
Intangible assets	3,388,357	3,263,781
Goodwill	1,079,175	1,079,175
Other long-term assets	4,679,990	3,489,313
Total Other Assets	9,147,522	7,832,269

TOTAL ASSETS	$65,447,991	$65,766,021

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Checks issued in excess of bank balance	$275,297	$332,141
Lines of credit	17,760,583	20,530,773
Current maturities of long-term debt	1,432,301	1,238,541
Current maturities of finance lease liabilities	257,298	364,872
Accounts payable	7,344,785	9,232,119
Accrued expenses and other liabilities	7,987,333	3,890,367
Related party obligation	149,366	608,517
Current portion of postretirement benefit liability - health and life	162,977	155,803
Total Current Liabilities	35,369,940	36,353,133

LONG-TERM LIABILITIES
Long-term debt, less current portion	7,338,762	2,892,242
Finance lease liabilities, less current portion	235,116	492,613
Operating lease liabilities, less current portion	5,893,268	6,106,568
Related party finance lease liabilities, less current portion	2,504,404	2,646,970
Long-term debt to related parties	4,216,566	3,190,655
Postretirement benefit liability - health and life, less current portion	2,713,585	2,592,023
Other long-term liabilities	807,190	715,308
Total Long-Term Liabilities	23,708,891	18,636,379
Total Liabilities	59,078,831	54,989,512

STOCKHOLDERS' EQUITY
Preferred units, Series A UEP Holdings, LLC, 200,000 units issued and outstanding ($100 issue price)	617,571	617,571
Preferred units, Series B UEP Holdings, LLC, 150,000 units issued and outstanding ($100 issue price)	463,179	463,179
Preferred stock, Uniroyal Global (Europe) Limited, 50 shares issued and outstanding ($1.51 stated value)	75	75
Common stock, 95,000,000 shares authorized ($.001 par value) 3,736,006 shares issued and outstanding as of January 3, 2021 and December 29, 2019	3,736	18,680
Additional paid-in capital	35,290,590	35,275,646
Accumulated deficit	(28,734,670)	(24,301,203)
Accumulated other comprehensive loss	(1,271,321)	(1,297,439)
Total Stockholders' Equity	6,369,160	10,776,509

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$65,447,991	$65,766,021

(1)

The amounts in common stock and additional paid-in capital were adjusted to reflect the one-for-five reverse stock split ("reverse stock split") as of

February 24, 2020, the effective date of the reverse stock split.

Uniroyal Global Engineered Products, Inc.

Consolidated Statements of Operations

	Years Ended
	January 3, 2021	December 29, 2019

NET SALES	$60,218,355	$91,136,244

COST OF GOODS SOLD	52,437,754	76,174,406

Gross Profit	7,780,601	14,961,838

OPERATING EXPENSES:
Selling	3,040,685	4,300,730
General and administrative	6,720,969	6,047,734
Research and development	980,695	1,634,385
Other operating expenses	-	343,003
OPERATING EXPENSES	10,742,349	12,325,852

Operating (Loss) Income	(2,961,748)	2,635,986

OTHER INCOME (EXPENSE):
Interest and other debt related expense	(1,581,907)	(2,036,248)
Funding from Paycheck Protection Program	2,217,500	-
Other (expense) income	(173,214)	258,486
Net Other Income (Expense)	462,379	(1,777,762)

(LOSS) INCOME BEFORE TAX PROVISION	(2,499,369)	858,224

TAX BENEFIT	(1,275,743)	(103,199)

NET (LOSS) INCOME	(1,223,626)	961,423

Preferred stock dividend	(3,209,841)	(3,126,496)

NET LOSS ALLOCABLE TO COMMON SHAREHOLDERS	$(4,433,467)	$(2,165,073)

LOSS PER COMMON SHARE:
Basic and Diluted	$(1.19)	$(0.58)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	3,736,006	3,736,742